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                                 EXHIBIT 21 (A)

                    SUBSIDIARIES OF OXIS INTERNATIONAL, INC.


As of December 31, 1995, the Company's subsidiaries were as follows:

              Name                  Jurisdiction of incorporation
              ----                  -----------------------------

      OXIS International S.A.                 France
      OXIS Acquisition Corporation            Delaware
      OXIS Isle of Man Limited                Isle of Man

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